Helionetics
            6849 Hayvenhurst Avenue  o  Van Nuys, California 91406
                       818-778-0000  o  Fax 818-778-1111

December 12, 1995

Dear Shareholders,

PLEASE NOTE THAT OUR ANNUAL SHAREHOLDERS MEETING WILL BE DELAYED 10 DAYS TO DECEMBER 28, 1995.

Due to the combination of year-end pressures, holidays, closing the books, and the delay in mail service, the management of Helionetics has determined to shift the date of the Annual Shareholders' Meeting back 10 days to December 28, 1995.

PLEASE NOTE DIFFERENT LOCATION FOR THE MEETING:

The meeting will take place at the Marriott Financial Center, 85 West Street, New York City, downtown, one block south of the World Trade Center from 10:00 am - 2:00 pm, Thursday, December 28, 1995, Eastern Standard time. Please take the express elevators to the third floor, Salon C.

It is anticipated that this will now give sufficient time for everyone to receive the Proxy Statement and materials, and have an opportunity to study it and make informed decisions with respect to their shares.

We apologize for any inconvenience.

Sincerely,

/s/ Bernard B. Katz

BERNARD B. KATZ
Chairman of the Board
Helionetics, Inc.